UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

NAVIOS MARITIME HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Republic of Marshall Islands	98-0384348
(State of incorporation or organization)	(I.R.S. employer identification number)

Navios Maritime Holdings Inc.

7 Avenue de Grande Bretagne, Office 11B2

Monte Carlo, MC 98000 Monaco

(Address of principal executive offices) (Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.75% Series G Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share (“Preferred Shares”)	The New York Stock Exchange*

American Depositary Shares, each representing 1/100th of a Preferred Share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act registration statement file number to which this form relates: 333-189231

Securities to be registered pursuant to Section 12(g) of the Act: None

*	Application is made for listing, not trading, but only in connection with the registration of American Depositary Shares pursuant to the requirements of the New York Stock Exchange.

Item 1.	Description of the Registrant’s Securities to Be Registered.

The descriptions of the 8.75% Series G Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share and a liquidation preference of $2,500 per share (the “Series G Preferred Stock”), of Navios Maritime Holdings Inc. (the “Registrant”) and the American Depositary Shares (the “Depositary Shares”), with each Depositary Share representing 1/100th of one share of the Series G Preferred Stock, are set forth under the caption “Description of Series G Preferred Stock and Depositary Shares” in the prospectus, dated January 21, 2014 and filed by the Registrant on January 23, 2014, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), which prospectus constitutes a part of the Registrant’s Registration Statement on Form F-3 (Registration No. 333-189231), initially filed with the Securities and Exchange Commission (the “SEC”) on June 11, 2013, and amended on July 8, 2013, July 12, 2013, August 6, 2013 and September 11, 2013, and declared effective on September 23, 2013. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation of Navios Maritime Holdings Inc. (incorporated by reference to Exhibit 1.1 to the Registration Statement on Form F-1 of Navios Maritime Holdings Inc. (File No. 333-129382)).

3.2	Bylaws of Navios Maritime Holdings Inc. (incorporated by reference to Exhibit 1.2 to the Registration Statement on Form F-1 of Navios Maritime Holdings Inc. (File No. 333-129382)).

3.3	Certificate of Designation with respect to the 8.75% Series G Cumulative Redeemable Perpetual Preferred Stock.

4.1	Deposit Agreement, dated as of January 21, 2014, by and among Navios Maritime Holdings Inc., The Bank of New York Mellon, and the holders from time to time of the American depositary receipts described therein.

4.2	Form of American Depositary Receipt representing the American Depositary Shares (included as Exhibit A to Exhibit 4.1).

4.3	Form of Certificate representing the 8.75% Series G Cumulative Redeemable Perpetual Preferred Stock.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 24, 2014

NAVIOS MARITIME HOLDINGS INC.

By:	/s/ Angeliki Frangou
	Name:	Angeliki Frangou
	Title:	Chief Executive Officer